Exhibit 2.2

PLAN OF DOMESTICATION

OF

AMERICAN eQUITY iNVESTMENT lIFE hOLDING cOMPANY
(An IOWA CORPORATION)

INTO

American National Group Inc.

(A DELAWARE CORPORATION)

This Plan of Domestication (this “Plan”), dated as of May 7, 2024, is hereby authorized, adopted and approved by American Equity Investment Life Holding Company, an Iowa corporation (the “Domesticating Corporation”), in order to set forth the terms, conditions and procedures governing the domestication of the Domesticating Corporation into a Delaware corporation (the “Domestication”) in accordance with Section 490.921 of the Iowa Business Corporation Act (as amended, the “IBCA”) and Section 265 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”).

WHEREAS, the Domesticating Corporation is a corporation formed and existing under the laws of the State of Iowa, having its principal executive offices at 6000 Westown Parkway, West Des Moines, Iowa, 50266;

WHEREAS, domestication of an Iowa corporation into a Delaware corporation is permitted under Section 490.921 of the IBCA and Section 265 of the DGCL; and

WHEREAS, the Board of Directors of the Domesticating Corporation (the “Board”) has determined that it is in the best interests of the Domesticating Corporation and its stockholders for the Domesticating Corporation to domesticate to a Delaware corporation in accordance with Section 490.921 of the IBCA and Section 265 of the DGCL upon the terms and subject to the conditions and in accordance with the procedures set forth herein, and the Board has authorized, adopted and approved the Domestication and the execution, delivery and filing of any and all instruments, certificates and documents necessary or desirable in connection therewith;

WHEREAS, the Board of Directors has submitted this Plan to the Domesticating Corporation’s stockholders for approval, and the Domesticating Corporation’s stockholders have unanimously approved this Plan.

NOW, THEREFORE, the Domesticating Corporation does hereby authorize, adopt and approve this Plan to effectuate the domestication of the Domesticating Corporation into a Delaware corporation as follows:

SECTION 1.01. Domestication; Effect of Domestication. Upon the terms and subject to the conditions of this Plan and pursuant to the relevant provisions of the IBCA and DGCL, including, without limitation, Section 490.921 of the IBCA and Section 265 of the DGCL, respectively, the Domesticating Corporation shall domesticate pursuant to the Domestication into a Delaware corporation named “American National Group Inc.” (the “Resulting Corporation”) at the Effective Time (as defined below), having its principal executive offices at 6000 Westown Parkway, West Des Moines, Iowa, 50266. The Domesticating Corporation shall not be required to wind up its affairs or pay its liabilities and distribute its assets as a result of the Domestication, and the Domestication shall not be deemed to constitute a dissolution of the Domesticating Corporation and shall constitute a continuation of the existence of the Domesticating Corporation in the form of a corporation of the State of Delaware. The Domestication shall also have the other effects specified in the applicable provisions of the IBCA and the DGCL, including, without limitation, subsections (d), (c), (f) and (g) of Section 265 of the DGCL, and as specified herein.

SECTION 1.02. Filings; Effective Time. The Domestication shall be effected by filing: (a) with the Secretary of State of the State of Iowa duly executed articles of domestication meeting the requirements of the IBCA, including Section 490.922 (the “Articles of Domestication”); and (b) with the Secretary of State of the State of Delaware (i) a duly executed certificate of conversion to corporation meeting the requirements of the DGCL, including Sections 103 and 265 (the “Certificate of Conversion”) and (ii) a duly executed and acknowledged certificate of incorporation of the Resulting Corporation, substantially in the form set forth on Exhibit A attached hereto (the “Certificate of Incorporation”). The Domestication shall become effective upon the effective time as shall be specified in the Articles of Domestication and the Certificate of Conversion. The date and time of such effectiveness is referred to herein as the “Effective Time.”

SECTION 1.03. Bylaws. At the Effective Time, the bylaws of the Resulting Corporation shall be substantially in the form set forth on Exhibit B attached hereto, and shall be adopted as such by the Board of Directors of the Resulting Corporation.

SECTION 1.04. Directors and Officers. Automatically by virtue of the Domestication and without any further action on the part of the Domesticating Corporation, the Resulting Corporation or any equityholder thereof, from and after the Effective Time, until the expiration of their respective terms of office and their successors are duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal, (a) the board of directors of the Domesticating Corporation immediately prior to the Effective Time shall be the board of the Resulting Corporation and (b) the officers of the Domesticating Corporation immediately prior to the Effective Time shall be the officers of the Domesticating Corporation.

SECTION 1.05. Effect of the Domestication on Common Stock. Upon the terms and subject to the conditions of this Plan, at the Effective Time, automatically by virtue of the Domestication and without any further action on the part of the Domesticating Corporation, the Resulting Corporation or any equityholder thereof, each share of common stock, par value $0.01 per share of the Domesticating Corporation outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Resulting Corporation (the “Resulting Corporation Common Stock”) and all such shares of Resulting Company Common Stock shall be validly issued, fully paid and nonassessable.

SECTION 1.06. Effect of the Domestication on Preferred Stock. Upon the terms and subject to the conditions of this Plan, at the Effective Time, automatically by virtue of the Domestication and without any further action on the part of the Domesticating Corporation, the Resulting Corporation or any equityholder thereof,

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(a) (i) each share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, of the Domesticating Corporation (“Domesticating Corporation Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into an equivalent share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, of the Resulting Corporation (“Resulting Corporation Series A Preferred Stock”) entitled to the same dividends and all other rights, preferences, privileges and voting powers, and limitations and restrictions, in each case, as set forth in the certificate of designations applicable thereto as of immediately prior to the Effective Time, and (ii) each depositary share issued pursuant to the deposit agreement to which the depositary shares are subject, representing one-thousandth of one share of Domesticating Corporation Series A Preferred Stock, issued and outstanding immediately prior to the Effective Time shall be converted into a depositary share representing one-thousandth of one share of Resulting Corporation Series A Preferred Stock;

(b) (i) each share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, of the Domesticating Corporation (“Domesticating Corporation Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be shall be converted into an equivalent share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, of the Resulting Corporation (“Resulting Corporation Series B Preferred Stock”) entitled to the same dividends and all other and all other rights, preferences, privileges and voting powers, and limitations and restrictions, in each case, as set forth in the certificate of designations applicable thereto as of immediately prior to the Effective Time, and (ii) each depositary share issued pursuant to the deposit agreement to which the depositary shares are subject, representing one-thousandth of one share of Domesticating Corporation Series B Preferred Stock issued and outstanding immediately prior to the Effective Time, shall be shall be converted into a depositary share representing one-thousandth of one share of Resulting Corporation Series B Preferred Stock; and

(c) each share of Preferred Stock, Series C, of the Domesticating Corporation (“Domesticating Corporation Series C Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into an equivalent share of Preferred Stock, Series C, of the Resulting Corporation (“Resulting Corporation Series C Preferred Stock”) entitled to the same dividends and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and subject to the same qualifications, limitations and restrictions, as set forth in the certificate of designations applicable thereto as of immediately prior to the Effective Time.

SECTION 1.07. Further Assurances. If, at any time after the Effective Time, the Resulting Corporation shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or appropriate, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Resulting Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Domesticating Corporation, or (b) to otherwise carry out the purposes of this Plan, the Resulting Corporation and its appropriate officers and directors (or their designees), are hereby authorized to solicit in the name of the Domesticating Corporation any third-party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Domesticating Corporation, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Domesticating Corporation, all such other acts and things necessary, desirable or appropriate to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Domesticating Corporation and otherwise to carry out the purposes of this Plan.

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SECTION 1.08. Implementation and Interpretation This Plan shall be implemented and interpreted, prior to the Effective Time, by the Board and, following the Effective Time, by the Board of Directors of the Resulting Corporation, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party or parties, including, without limitation, any officers of the Domesticating Corporation or the Resulting Corporation, as the case may be, and (b) the interpretations and decisions of which shall be final, binding and conclusive on all parties.

SECTION 1.09. Termination and Amendment. The Board may, at any time after the stockholders approve of this Plan, but before the Effective Time, and from time to time during such period, abandon, terminate, amend or modify this Plan without any further consent or approval of any stockholder of the Domesticating Corporation or any other person or entity, provided that any such amendment shall not alter or change (a) the amount or kind of shares or other securities to be received hereunder by the stockholders of the Domesticating Corporation or (b) any term of the Certificate of Incorporation other than changes permitted to be made without stockholder approval by the DCGL.

SECTION 1.10. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

SECTION 1.11. Severability. If any provision of this Plan or the application thereof to any person, entity or circumstance is held invalid or unenforceable to any extent, the remainder of this Plan and the application of that provision to other persons, entities or circumstances shall not be affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

SECTION 1.12. Governing Law. This Plan shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Domesticating Corporation has caused this Plan to be executed by its duly authorized representative as of the date first stated above.

American Equity Investment Life Holding Company,

By:	/s/ Timothy A. Walsh
Name: Timothy A. Walsh
Title: President and Chief Executive Officer

EXHIBIT A

Certificate of Incorporation

[Attached.]

CERTIFICATE OF Incorporation

OF

AMERICAN NATIONAL GROUP INC.

The undersigned, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

FIRST: The name of the corporation (the “Corporation”) is American National Group Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The Corporation is being incorporated in connection with the conversion of American Equity Investment Life Holding Company, an Iowa corporation (the “Converting Corporation”) into the Corporation (the “Conversion”), and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of the Converting Corporation to the Corporation pursuant to the terms of the DGCL, including Section 265. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: This Certificate of Incorporation shall be effective at 4:01pm Eastern Time on May 7, 2024.

FIFTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 1,919,500, of which:

i.	1,909,500 shares shall be designated Preferred Stock, comprising of (x) 20,000 shares of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”), (y) 12,000 shares of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, par value $1.00 per share (the “Series B Preferred Stock”) and (z) 1,877,500 shares of Preferred Stock, Series C, par value $0.01 per share (the “Series C Preferred Stock”; the Series C Preferred Stock, and collectively with Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”); and

ii.	10,000 shares, par value $0.01 per share, shall be designated Common Stock (“Common Stock”).

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SIXTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

ANG Midco I LLC	c/o BAMR US Holdings LLC 250 Vesey Street, 15th Floor New York, New York 10281-1023 USA

SEVENTH: Each holder of shares of Common Stock shall be entitled to one vote for each such share of Common Stock on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote.

EIGHTH: Subject to the rights of the holders of any outstanding shares of Preferred Stock and to applicable law, the holders of shares of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

NINTH: Subject to the rights of the holders of any outstanding shares of Preferred Stock and to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

TENTH: The Corporation may issue fractional shares of Common Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares.

ELEVENTH: The following is a statement of the designations, voting powers, preferences and rights and the qualifications, limitations or restrictions of Preferred Stock.

(1)            Exhibit A attached hereto sets forth the voting powers, designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions of the Series A Preferred Stock and is incorporated herein by reference as if set forth in full.

(2)            Exhibit B attached hereto sets forth the voting powers, designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock and is incorporated herein by reference as if set forth in full.

(3)            Exhibit C attached hereto sets forth the voting powers, designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions of the Series C Preferred Stock and is incorporated herein by reference as if set forth in full.

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(4)            Except as set forth in Exhibit A, Exhibit B and Exhibit C, holders of shares of Preferred Stock shall not have any right to vote for election of directors or on any other matter or any right to notice of any meeting of stockholders.

(5)            In the event of any complete, or substantially complete, voluntary or involuntary, liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to the holders of shares of Common Stock, all of the assets of the Corporation shall be paid and distributed among the shareholders of the Corporation in accordance with the terms set forth in each of Exhibit A, Exhibit B and Exhibit C. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger of any corporation into the Corporation, nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of this subsection (5).

TWELFTH: In furtherance and not in limitation of the powers conferred upon it by law, subject to the rights of the holders of any outstanding shares of Preferred Stock, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

THIRTEENTH: To the fullest extent permitted by the law of the State of Delaware as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

FOURTEENTH: The Corporation shall, to the fullest extent permitted by the law of the State of Delaware as it now exists and as it may hereinafter be amended, indemnify any and all persons whom it shall have power to indemnify under such law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such law. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article FOURTEENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

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The Corporation shall, to the fullest extent permitted by the law of the State of Delaware as it now exists and as it may hereinafter be amended, advance all costs and expenses (including without limitation, attorneys’ fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the DGCL. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

FIFTEENTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

[Remainder of Page Intentionally Left Blank]

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THE UNDERSIGNED, the incorporator of the Corporation, hereby executes this certificate of incorporation as of this 3rd day of May, 2024.

ANG MIDCO I LLC

By:	/s/ Paul Forestell
Name:	Paul Forestell
Title:	Manager

[Signature Page to American National Group Inc. Certificate of Incorporation]

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PREFERRED STOCK

OF

AMERICAN NATIONAL GROUP INC.

In accordance with Article ELEVENTH of the Articles of Incorporation of American National Group Inc. (the “Corporation”), the voting powers, designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions of a series of preferred stock designated as “5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A” are expressed in this Certificate of Designations (the “Certificate of Designations”) as follows:

1.             Designation. The distinctive serial designation of such series of preferred stock is “5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A” (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 5(a) below.

2.             Number of Shares. The authorized number of shares of Series A Preferred Stock shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock of the Corporation, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by the Board. The Corporation may at any time and from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock that shall form a single series with the Series A Preferred Stock initially authorized hereby, provided that such additional shares of Series A Preferred Stock are fungible for U.S. federal income tax purposes with the Series A Preferred Stock authorized hereby. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.

3.             Definitions. As used herein with respect to the Series A Preferred Stock:

(a)            “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(b)            “Board” shall mean the Board of Directors of the Corporation.

(c)            “Business Day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

(d)            “Bylaws” means the Bylaws of the Corporation, effective as of May 7, 2024, as the same may be amended or restated from time to time.

(e)            “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent with respect to the Series A Preferred Stock at such time.

(f)             “Certificate of Designations” has the meaning specified in the preamble.

(g)            “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h)            “Dividend Payment Date” has the meaning specified in Section 5(a).

(i)             “Dividend Period” has the meaning specified in Section 5(a).

(j)             “Dividend Record Date” has the meaning specified in Section 5(a).

(k)            “DTC” means The Depository Trust Company.

(l)             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)           “First Call Date” means December 1, 2024.

(n)            “first series” has the meaning specified in Section 5(b).

(o)            “Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

(p)            “H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System and “most recent H.15 (519)” means the H.15 (519) published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

(q)            “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to the distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

(r)             “Liquidation Preference” has the meaning specified in Section 6(b).

(s)            “Parity Stock” means any class or series of the Corporation’s stock that ranks equally with the Series A Preferred Stock in the distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

(t)             “person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

(u)            “Preferred Stock” means any and all series of preferred stock, having any par value per share, of the Corporation, including the Series A Preferred Stock.

(v)            “Preferred Stock Directors” has the meaning specified in Section 8(b).

(w)           “Rating Agency Event” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act), that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:

(i)            the shortening of the length of time the Series A Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

(ii)           the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series A Preferred Stock.

(x)            “Registrar” means the registrar with respect to the Series A Preferred Stock, which shall initially be Computershare Inc., and its successors, including any successor appointed by the Corporation.

(y)            “Regulatory Capital Event” means that the Corporation becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Corporation as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as the Corporation may determine at any time, in its sole discretion.

(z)            “Reset Date” means the First Call Date and each date falling on the fifth anniversary of the preceding Reset Date.

(aa)          “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

(bb)         “Reset Period” means the period from, and including, the First Call Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

(cc)          “second series” shall have the meaning specified in Section 5(b).

(dd)         “Securities Act” means the Securities Act of 1933, as amended.

(ee)          “Transfer Agent” means the transfer agent with respect to the Series A Preferred Stock, which shall initially be Computershare Inc., and its successors, including any successor appointed by the Corporation.

(ff)           “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote as specified in Section 8 of this Certificate of Designations, any other class or series of preferred stock of the Corporation ranking equally with the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

4.             Ranking. With respect to the distribution of assets upon the liquidation, dissolution or winding-up of the Corporation, the Series A Preferred Stock will rank in right of payment: (a) senior to any Junior Stock; and (b) equally with any series of Parity Stock that the Corporation may issue (except for any senior series that may be issued with the requisite vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote) with respect to any distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

5.             Dividends.

(a)            Rate. Dividends on the Series A Preferred Stock will not be mandatory. Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), out of funds legally available for the payment of dividends, under Iowa law, quarterly in arrears on the first day of March, June, September and December of each year, commencing on March 1, 2020 (each such date, a “Dividend Payment Date”), non-cumulative cash dividends that accrue for the relevant Dividend Period as follows:

(i)            from the date of original issue, to, but excluding, the First Call Date at a fixed rate per annum of 5.95% on the stated amount of $25,000 per share; and

(ii)           from the First Call Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 4.322% on the stated amount of $25,000 per share.

If the Corporation issues additional shares of Series A Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first Dividend Payment Date. Dividends on Series A Preferred Stock issued after the first Dividend Payment Date will accrue from either the date on which such shares are issued (if such shares are issued on a Dividend Payment Date) or the Dividend Payment Date next preceding the date such shares are issued (if such shares are not issued on a Dividend Payment Date).

Dividends on the Series A Preferred Stock shall not be cumulative. Accordingly, if the Board (or a duly authorized committee of the Board) does not declare a dividend on the Series A Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, (i) such dividend will not accrue, (ii) the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future Dividend Period and (iii) no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

Dividends, if so declared, that are payable on the Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series A Preferred Stock as they appear on the books of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall (i) commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on, and include, the original issue date of the Series A Preferred Stock (provided that for any share of Series A Preferred Stock issued after the original issue date of the Series A Preferred Stock, the initial Dividend Period for such shares may commence on and include the original issue date of the Series A Preferred Stock if such shares are issued prior to the first Dividend Payment Date or otherwise will commence on and include the date on which such shares are issued (if it is a Dividend Payment Date) or the Dividend Payment Date next preceding the date they are issued)) and (ii) end on, but exclude, the next Dividend Payment Date.

Dividends payable on the Series A Preferred Stock in respect of any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment.

The applicable dividend rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the Calculation Agent shall notify the Corporation of the dividend rate for the Reset Period. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after the First Call Date will be (i) on file at the Corporation’s principal offices, (ii) made available to any holder of Series A Preferred Stock upon request and (iii) final and binding in the absence of manifest error.

Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A Preferred Stock as specified in this Section 5 (subject to the other provisions of this Certificate of Designations).

(b)            Priority Dividends. So long as any shares of Series A Preferred Stock remain outstanding for any Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a Dividend Period:

(i)            no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock or Parity Stock (except, in the case of Parity Stock, on a pro rata basis with the Series A Preferred Stock as described below), other than:

(A)            any dividend paid on Junior Stock or Parity Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other Junior Stock or (solely in the case of Parity Stock) other Parity Stock; or

(B)            any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan; and

(ii)           no Common Stock or other Junior Stock or Parity Stock (except, in the case of Parity Stock, on a pro rata basis with the Series A Preferred Stock as described below) shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:

(A)            as a result of a reclassification of Junior Stock for or into other Junior Stock or a reclassification of Parity Stock for or into other Parity Stock, as applicable,

(B)            the exchange, redemption or conversion of one share of Junior Stock for or into another share of Junior Stock or the exchange, redemption or conversion of one share of Parity stock for or into another share of Parity Stock, as applicable,

(C)            purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of the Corporation’s obligations pursuant to any contract relating to the foregoing clauses (x) or (y) outstanding at the beginning of the applicable Dividend Period requiring such purchase, redemption or other acquisition,

(D)            the purchase of fractional interests in shares of Junior Stock or Parity Stock, as the case may be, pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged,

(E)             through the use of the proceeds of a substantially contemporaneous sale of Junior Stock or Parity Stock, as applicable, or

(F)             in the case of Parity Stock, pro rata purchases, offers or other acquisitions for consideration by the Corporation to purchase all, or a pro rata portion of, the Series A Preferred Stock and such Parity Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) on the Series A Preferred Stock and any shares of Parity Stock, all dividends declared on the Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. As used in this paragraph, payment of dividends “in full” means, as to any Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a Dividend Period with respect to the Series A Preferred Stock or any shares of Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series, as applicable (in either case, a “second series”), then, for purposes of this paragraph, the Board (or a duly authorized committee of the Board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Parity Stock and Dividend Period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Parity Stock and the Series A Preferred Stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board (or a duly authorized committee of the Board) may be declared and paid on the Common Stock or any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if the Corporation fails to comply, or if such act would cause the Corporation to fail to comply, with applicable laws, rules and regulations.

6.             Liquidation Rights.

(a)            Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Stock and any Parity Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders of the Corporation, after satisfaction of liabilities to creditors of the Corporation and any required distributions to holders of stock, if any, that ranks senior to the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of Common Stock and any other Junior Stock, a liquidating distribution equal to the stated amount of $25,000 per share plus declared but unpaid dividends, without accumulation of any undeclared dividends.

Holders of the Series A Preferred Stock shall not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b)            Partial Payment. If in any distribution described in Section 6(a) above the assets of the Corporation are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series A Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Series A Preferred Stock or Parity Stock shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

(c)            Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and any Parity Stock, the holders of Junior Stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)            Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.

7.             Redemption.

(a)            Optional Redemption. The Series A Preferred Stock is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series A Preferred Stock at the time outstanding upon notice given as provided in Section 7(c) below:

(i)            in whole or in part, from time to time, on or after the First Call Date, at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock, plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current Dividend Period that has not been declared and paid to, but excluding, the Redemption Date,

(ii)           in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to $25,500 per share of Series A Preferred Stock, plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share of Series A Preferred Stock attributable to the then-current Dividend Period that has not been declared and paid to, but excluding, the Redemption Date, or

(iii)          in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a Regulatory Capital Event, at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock, plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share of Series A Preferred Stock attributable to the then-current Dividend Period that has not been declared and paid to, but excluding, the Redemption Date.

The redemption price for any shares of Series A Preferred Stock shall be payable on the Redemption Date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section 5 above. Holders of the Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.

(b)            No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

(c)            Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be given by first-class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be not less than 30 days and not more than 60 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this Section 7(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state: (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of shares of such Series A Preferred Stock to be redeemed from such holder (if determinable at the time of such notice); (iii) the redemption price; (iv) if shares of Series A Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series A Preferred Stock for payment of the redemption price; and (v) that dividends will not accrue for any period beginning on or after the Redemption Date.

(d)            Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)            Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date (i) dividends shall not accrue on all shares so called for redemption for any period beginning on or after the Redemption Date, (ii) all shares so called for redemption shall no longer be deemed outstanding and (iii) all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the Redemption Date, to the extent permitted by law, shall be released from the trust so established and may be commingled with other funds of the Corporation, and after that time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

8.             Voting Rights.

(a)            General. The holders of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)            Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of Series A Preferred Stock shall have not been declared and paid for the equivalent of at least six Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (the “NYSE”) (or any other exchange on which the securities of the Corporation may be listed) that listed companies must have a majority of independent directors and provided, further, that the Board shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series A Preferred Stock and any such series of Voting Preferred Stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of Voting Preferred Stock) following the Nonpayment shall have been fully paid.

If and when dividends for at least four consecutive Dividend Periods (or the equivalent thereof, in the case of any other series of Voting Preferred Stock) following a Nonpayment have been paid in full, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive Dividend Periods (or the equivalent thereof, in the case of any other series of Voting Preferred Stock) following a Nonpayment, the Corporation may take account of any dividend the Corporation elects to pay for such a Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a class) when they have the voting rights described above, provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the NYSE (or any other exchange on which the securities of the Corporation may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)            Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)            Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation to authorize or increase the authorized amount of, or issue any shares of any class or series or any obligation or securities convertible into shares of any class or series of the Corporation’s capital stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;

(ii)           Amendment of Articles of Incorporation, Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Bylaws that would alter or change the voting powers, preferences, privileges or special rights of the Series A Preferred Stock so as to affect them adversely; provided, however, that the amendment of the Articles of Incorporation so as to increase the amount of authorized or issued Series A Preferred Stock or authorized Common Stock or Preferred Stock, or so as to authorize or create, or to increase the authorized or issued amount of, any class or series of stock that does not rank senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation shall not be deemed to affect adversely the voting powers, preferences, privileges or special rights of the Series A Preferred Stock; or

(iii)          Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (A) a binding share exchange or reclassification involving the Series A Preferred Stock, (B) a merger or consolidation of the Corporation with another entity (whether or not a corporation) or (C) a conversion, transfer, domestication or continuance of the Corporation into another entity or an entity organized under the laws of another jurisdiction, unless, in each case, (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of Voting Preferred Stock (including the Series A Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of Preferred Stock. If all series of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.

(d)            Changes for Clarification. To the fullest extent permitted by law, without the consent of the holders of Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, the Corporation may supplement any terms of the Series A Preferred Stock:

(i)	to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)	to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(e)            Changes After Provisions for Redemption. No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Sections 8(b) and (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to Sections 8(b) and (c), all outstanding shares of Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7 above, unless in the case of a vote or consent required to authorize stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation, if all outstanding shares of Series A Preferred Stock are being redeemed with the proceeds from the sale of such stock to be authorized.

(f)             Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time. Whether a plurality, majority or other portion of the Series A Preferred Stock and any Voting Preferred Stock has been voted in favor of any matter shall be determined by the Corporation by reference to the respective stated amounts of the shares of the Series A Preferred Stock and Voting Preferred Stock voted or covered by the consent.

9.             Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

10.           Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first-class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation, in the Bylaws or by applicable law.

11.           No Conversion Rights. The Series A Preferred Stock shall not be convertible into, or exchangeable for, shares of Common Stock or any other class or series of stock or other securities of the Corporation.

12.           No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

13.           Other Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

14.           Certificates. The Corporation may, at its option, issue shares of Series A Preferred Stock without certificates. As long as DTC or its nominee is the registered owner of the Series A Preferred Stock, DTC or its nominee, as the case may be, will be considered the sole owner and holder of all shares of Series A Preferred Stock for all purposes under the instruments governing the rights and obligations of holders of shares of Series A Preferred Stock. If DTC discontinues providing its services as securities depositary with respect to the shares of Series A Preferred Stock, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation will either print and deliver certificates for the shares of Series A Preferred Stock or provide for the direct registration of the Series A Preferred Stock with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry- only transfers through DTC (or a successor securities depositary), certificates for the shares of Series A Preferred Stock will be printed and delivered to DTC or the Corporation will provide for the direct registration of the Series A Preferred Stock with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series A Preferred Stock:

(a)            will not be entitled to have such Series A Preferred Stock registered in their names;

(b)            will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series A Preferred Stock; and

(c)            will not be considered to be owners or holders of the shares of Series A Preferred Stock for any purpose under the instruments governing the rights and obligations of holders of shares of Series A Preferred Stock.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED STOCK

OF

AMERICAN NATIONAL GROUP INC.

In accordance with Article ELEVENTH of the Articles of Incorporation of American National Group Inc. (the “Corporation”), the voting powers, designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions of a series of preferred stock designated as “6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B” are expressed in this Certificate of Designations (the “Certificate of Designations”) as follows:

1.             Designation. The distinctive serial designation of such series of preferred stock is “6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B” (the “Series B Preferred Stock”). Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 5(a) below.

2.             Number of Shares. The authorized number of shares of Series B Preferred Stock shall be 12,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock of the Corporation, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by the Board. The Corporation may at any time and from time to time, without notice to or the consent of holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock that shall form a single series with the Series B Preferred Stock initially authorized hereby, provided that such additional shares of Series B Preferred Stock are fungible for U.S. federal income tax purposes with the Series B Preferred Stock authorized hereby. Shares of Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.

3.             Definitions. As used herein with respect to the Series B Preferred Stock:

(a)            “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(b)            “Board” shall mean the Board of Directors of the Corporation.

(c)            “Business Day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

(d)            “Bylaws” means the Bylaws of the Corporation, effective as of May 7, 2024, as the same may be amended or restated from time to time.

(e)            “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent with respect to the Series B Preferred Stock at such time.

(f)             “Certificate of Designations” has the meaning specified in the preamble.

(g)            “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h)            “Dividend Payment Date” has the meaning specified in Section 5(a).

(i)             “Dividend Period” has the meaning specified in Section 5(a).

(j)             “Dividend Record Date” has the meaning specified in Section 5(a).

(k)            “DTC” means The Depository Trust Company.

(l)             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)           “First Call Date” means September 1, 2025.

(n)            “first series” has the meaning specified in Section 5(b).

(o)            “Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

(p)            “H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

(q)            “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to the Series B Preferred Stock as to the distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

(r)             “Liquidation Preference” has the meaning specified in Section 6(b).

(s)            “Parity Stock” means the Series A Preferred Stock and any other class or series of the Corporation’s stock that ranks equally with the Series B Preferred Stock in the distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

(t)             “person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

(u)            “Preferred Stock” means any and all series of preferred stock, having any par value per share, of the Corporation, including the Series B Preferred Stock.

(v)            “Preferred Stock Directors” has the meaning specified in Section 8(b).

(w)           “Rating Agency Event” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act), that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preferred Stock, which amendment, clarification or change results in:

(i)            the shortening of the length of time the Series B Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock; or

(ii)           the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock.

(x)            “Registrar” means the registrar with respect to the Series B Preferred Stock, which shall initially be Computershare Trust Company, N.A., and its successors, including any successor appointed by the Corporation.

(y)            “Regulatory Capital Event” means that the Corporation becomes subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to the Corporation as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series B Preferred Stock would not qualify as capital under such capital adequacy guidelines, as the Corporation may determine at any time, in its sole discretion.

(z)            “Reset Date” means the First Call Date and each date falling on the fifth anniversary of the preceding Reset Date.

(aa)          “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

(bb)          “Reset Period” means the period from, and including, the First Call Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

(cc)          “second series” shall have the meaning specified in Section 5(b).

(dd)          “Securities Act” means the Securities Act of 1933, as amended.

(ee)          “Series A Preferred Stock” means the Corporation’s 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A.

(ff)           “Transfer Agent” means the transfer agent with respect to the Series B Preferred Stock, which shall initially be Computershare Trust Company, N.A., and its successors, including any successor appointed by the Corporation.

(gg)         “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series B Preferred Stock are entitled to vote as specified in Section 8 of this Certificate of Designations, any other class or series of preferred stock of the Corporation ranking equally with the Series B Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding-up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

4.            Ranking. With respect to the distribution of assets upon the liquidation, dissolution or winding-up of the Corporation, the Series B Preferred Stock will rank in right of payment: (a) senior to any Junior Stock; and (b) equally with the Series A Preferred Stock and each other series of Parity Stock that the Corporation may issue (except for any senior series that may be issued with the requisite vote or consent of the holders of at least 66 2/3% of the shares of the Series B Preferred Stock at the time outstanding and entitled to vote) with respect to any distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

5.             Dividends.

(a)            Rate. Dividends on the Series B Preferred Stock will not be mandatory. Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), out of funds legally available for the payment of dividends, under Iowa law, quarterly in arrears on the first day of March, June, September and December of each year, commencing on December 1, 2020 (each such date, a “Dividend Payment Date”), non-cumulative cash dividends that accrue for the relevant Dividend Period as follows:

(i)            from the date of original issue, to, but excluding, the First Call Date at a fixed rate per annum of 6.625% on the stated amount of $25,000 per share; and

(ii)           from the First Call Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 6.297% on the stated amount of $25,000 per share.

If the Corporation issues additional shares of Series B Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first Dividend Payment Date. Dividends on Series B Preferred Stock issued after the first Dividend Payment Date will accrue from either the date on which such shares are issued (if such shares are issued on a Dividend Payment Date) or the Dividend Payment Date next preceding the date such shares are issued (if such shares are not issued on a Dividend Payment Date).

Dividends on the Series B Preferred Stock shall not be cumulative. Accordingly, if the Board (or a duly authorized committee of the Board) does not declare a dividend on the Series B Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, (i) such dividend will not accrue, (ii) the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series B Preferred Stock are declared for any future Dividend Period and (iii) no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

Dividends, if so declared, that are payable on the Series B Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series B Preferred Stock as they appear on the books of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall (i) commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on, and include, the original issue date of the Series B Preferred Stock (provided that for any share of Series B Preferred Stock issued after the original issue date of the Series B Preferred Stock, the initial Dividend Period for such shares may commence on and include the original issue date of the Series B Preferred Stock if such shares are issued prior to the first Dividend Payment Date or otherwise will commence on and include the date on which such shares are issued (if it is a Dividend Payment Date) or the Dividend Payment Date next preceding the date they are issued)) and (ii) end on, but exclude, the next Dividend Payment Date.

Dividends payable on the Series B Preferred Stock in respect of any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date will instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment.

The applicable dividend rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the Calculation Agent shall notify the Corporation of the dividend rate for the Reset Period. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after the First Call Date will be (i) on file at the Corporation’s principal offices, (ii) made available to any holder of Series B Preferred Stock upon request and (iii) final and binding in the absence of manifest error.

Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series B Preferred Stock as specified in this Section 5 (subject to the other provisions of this Certificate of Designations).

(b)            Priority Dividends. So long as any shares of Series B Preferred Stock remain outstanding for any Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series B Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a Dividend Period:

(i)            no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock or Parity Stock (except, in the case of Parity Stock, on a pro rata basis with the Series B Preferred Stock as described below), other than:

(A)	any dividend paid on Junior Stock or Parity Stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other Junior Stock or (solely in the case of Parity Stock) other Parity Stock; or

(B)	any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan; and

(ii)           no Common Stock or other Junior Stock or Parity Stock (except, in the case of Parity Stock, on a pro rata basis with the Series B Preferred Stock as described below) shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than:

(A)	as a result of a reclassification of Junior Stock for or into other Junior Stock or a reclassification of Parity Stock for or into other Parity Stock, as applicable,

(B)	the exchange, redemption or conversion of one share of Junior Stock for or into another share of Junior Stock or the exchange, redemption or conversion of one share of Parity stock for or into another share of Parity Stock, as applicable,

(C)	purchases, redemptions or other acquisitions of shares of Junior Stock or Parity Stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or shareholder stock purchase plan, or (z) the satisfaction of the Corporation’s obligations pursuant to any contract relating to the foregoing clauses (x) or (y) outstanding at the beginning of the applicable Dividend Period requiring such purchase, redemption or other acquisition,

(D)	the purchase of fractional interests in shares of Junior Stock or Parity Stock, as the case may be, pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged,

(E)	through the use of the proceeds of a substantially contemporaneous sale of Junior Stock or Parity Stock, as applicable, or

(F)	in the case of Parity Stock, pro rata purchases, offers or other acquisitions for consideration by the Corporation to purchase all, or a pro rata portion of, the Series B Preferred Stock and such Parity Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) on the Series B Preferred Stock and any shares of Parity Stock, all dividends declared on the Series B Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. As used in this paragraph, payment of dividends “in full” means, as to any Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a Dividend Period with respect to the Series B Preferred Stock or any shares of Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series, as applicable (in either case, a “second series”), then, for purposes of this paragraph, the Board (or a duly authorized committee of the Board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Parity Stock and Dividend Period(s) with respect to the Series B Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Parity Stock and the Series B Preferred Stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board (or a duly authorized committee of the Board) may be declared and paid on the Common Stock or any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment if the Corporation fails to comply, or if such act would cause the Corporation to fail to comply, with applicable laws, rules and regulations.

6.             Liquidation Rights.

(a)            Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B Preferred Stock and any Parity Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders of the Corporation, after satisfaction of liabilities to creditors of the Corporation and any required distributions to holders of stock, if any, that ranks senior to the Series B Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of Common Stock and any other Junior Stock, a liquidating distribution equal to the stated amount of $25,000 per share plus declared but unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series B Preferred Stock shall not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b)            Partial Payment. If in any distribution described in Section 6(a) above the assets of the Corporation are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series B Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Series B Preferred Stock or Parity Stock shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

(c)            Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series B Preferred Stock and any Parity Stock, the holders of Junior Stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)            Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.

7.             Redemption.

(a)            Optional Redemption. The Series B Preferred Stock is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series B Preferred Stock at the time outstanding upon notice given as provided in Section 7(c) below:

(i)            in whole or in part, from time to time, on or after the First Call Date, at a redemption price equal to the stated amount of $25,000 per share of Series B Preferred Stock, plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current Dividend Period that has not been declared and paid to, but excluding, the Redemption Date,

(ii)           in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to $25,500 per share of Series B Preferred Stock, plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share of Series B Preferred Stock attributable to the then-current Dividend Period that has not been declared and paid to, but excluding, the Redemption Date, or

(iii)          in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a Regulatory Capital Event, at a redemption price equal to the stated amount of $25,000 per share of Series B Preferred Stock, plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share of Series B Preferred Stock attributable to the then-current Dividend Period that has not been declared and paid to, but excluding, the Redemption Date.

The redemption price for any shares of Series B Preferred Stock shall be payable on the Redemption Date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section 5 above. Holders of the Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock.

(b)            No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

(c)            Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be given by first-class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be not less than 30 days and not more than 60 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this Section 7(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Notwithstanding the foregoing, if the Series B Preferred Stock is held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state: (i) the Redemption Date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares of Series B Preferred Stock held by such holder are to be redeemed, the number of shares of such Series B Preferred Stock to be redeemed from such holder (if determinable at the time of such notice); (iii) the redemption price; (iv) if shares of Series B Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series B Preferred Stock for payment of the redemption price; and (v) that dividends will not accrue for any period beginning on or after the Redemption Date.

(d)            Partial Redemption. In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)            Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date (i) dividends shall not accrue on all shares so called for redemption for any period beginning on or after the Redemption Date, (ii) all shares so called for redemption shall no longer be deemed outstanding and (iii) all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the Redemption Date, to the extent permitted by law, shall be released from the trust so established and may be commingled with other funds of the Corporation, and after that time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

8.             Voting Rights.

(a)            General. The holders of Series B Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)            Right to Elect Two Directors on Nonpayment of Dividends. Whenever dividends on any shares of Series B Preferred Stock shall have not been declared and paid for the equivalent of at least six Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares of Series B Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (the “NYSE”) (or any other exchange on which the securities of the Corporation may be listed) that listed companies must have a majority of independent directors and provided, further, that the Board shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series B Preferred Stock and any such series of Voting Preferred Stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of Voting Preferred Stock) following the Nonpayment shall have been fully paid.

If and when dividends for at least four consecutive Dividend Periods (or the equivalent thereof, in the case of any other series of Voting Preferred Stock) following a Nonpayment have been paid in full, the holders of the Series B Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive Dividend Periods (or the equivalent thereof, in the case of any other series of Voting Preferred Stock) following a Nonpayment, the Corporation may take account of any dividend the Corporation elects to pay for such a Dividend Period after the regular Dividend Payment Date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series B Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a class) when they have the voting rights described above, provided that the filling of any such vacancy shall not cause the Corporation to violate the corporate governance requirement of the NYSE (or any other exchange on which the securities of the Corporation may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)            Other Voting Rights. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)            Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation to authorize or increase the authorized amount of, or issue any shares of any class or series or any obligation or securities convertible into shares of any class or series of the Corporation’s capital stock ranking senior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;

(ii)           Amendment of Articles of Incorporation, Bylaws or Certificate of Designations. Any amendment, alteration or repeal of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Bylaws that would alter or change the voting powers, preferences, privileges or special rights of the Series B Preferred Stock so as to affect them adversely; provided, however, that the amendment of the Articles of Incorporation so as to increase the amount of authorized or issued Series B Preferred Stock or authorized Common Stock or Preferred Stock, or so as to authorize or create, or to increase the authorized or issued amount of, any class or series of stock that does not rank senior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation shall not be deemed to affect adversely the voting powers, preferences, privileges or special rights of the Series B Preferred Stock; or

(iii)          Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (A) a binding share exchange or reclassification involving the Series B Preferred Stock, (B) a merger or consolidation of the Corporation with another entity (whether or not a corporation) or (C) a conversion, transfer, domestication or continuance of the Corporation into another entity or an entity organized under the laws of another jurisdiction, unless, in each case, (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the shares of Series B Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of Voting Preferred Stock (including the Series B Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of Preferred Stock. If all series of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.

(d)            Changes for Clarification. To the fullest extent permitted by law, without the consent of the holders of Series B Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, the Corporation may supplement any terms of the Series B Preferred Stock:

(i)            to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)           to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(e)            Changes After Provisions for Redemption. No vote or consent of the holders of Series B Preferred Stock shall be required pursuant to Sections 8(b) and (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to Sections 8(b) and (c), all outstanding shares of Series B Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7 above, unless in the case of a vote or consent required to authorize stock ranking senior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation, if all outstanding shares of Series B Preferred Stock are being redeemed with the proceeds from the sale of such stock to be authorized.

(f)             Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B Preferred Stock is listed or traded at the time. Whether a plurality, majority or other portion of the Series B Preferred Stock and any Voting Preferred Stock has been voted in favor of any matter shall be determined by the Corporation by reference to the respective stated amounts of the shares of the Series B Preferred Stock and Voting Preferred Stock voted or covered by the consent.

9.             Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series B Preferred Stock may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

10.           Notices. All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first-class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation, in the Bylaws or by applicable law.

11.           No Conversion Rights. The Series B Preferred Stock shall not be convertible into, or exchangeable for, shares of Common Stock or any other class or series of stock or other securities of the Corporation.

12.           No Preemptive Rights. No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

13.           Other Rights. The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

14.           Certificates. The Corporation may, at its option, issue shares of Series B Preferred Stock without certificates. As long as DTC or its nominee is the registered owner of the Series B Preferred Stock, DTC or its nominee, as the case may be, will be considered the sole owner and holder of all shares of Series B Preferred Stock for all purposes under the instruments governing the rights and obligations of holders of shares of Series B Preferred Stock. If DTC discontinues providing its services as securities depositary with respect to the shares of Series B Preferred Stock, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Corporation will either print and deliver certificates for the shares of Series B Preferred Stock or provide for the direct registration of the Series B Preferred Stock with the Transfer Agent. If the Corporation decides to discontinue the use of the system of book-entry- only transfers through DTC (or a successor securities depositary), certificates for the shares of Series B Preferred Stock will be printed and delivered to DTC or the Corporation will provide for the direct registration of the Series B Preferred Stock with the Transfer Agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series B Preferred Stock:

(a)            will not be entitled to have such Series B Preferred Stock registered in their names;

(b)            will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series B Preferred Stock; and

(c)            will not be considered to be owners or holders of the shares of Series B Preferred Stock for any purpose under the instruments governing the rights and obligations of holders of shares of Series B Preferred Stock.

EXHIBIT C

CERTIFICATE OF DESIGNATIONS

OF

SERIES C PREFERRED STOCK

OF

AMERICAN NATIONAL GROUP INC.

In accordance with Article ELEVENTH of the Articles of Incorporation of American National Group Inc. (the “Corporation”), the voting powers, designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions of a series of preferred stock designated as “Preferred Stock, Series C” are expressed in this Certificate of Designations (the “Certificate of Designations”) as follows:

1.             Designation. The distinctive serial designation of such series of preferred stock is “Preferred Stock, Series C” (the “Series C Preferred Stock”). Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock.

2.             Number of Shares. The authorized number of shares of Series C Preferred Stock shall be 1,877,500. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock of the Corporation, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by the Board. The Corporation may at any time and from time to time, without notice to or the consent of holders of the Series C Preferred Stock, issue additional shares of Series C Preferred Stock that shall form a single series with the Series C Preferred Stock initially authorized hereby, provided that such additional shares of Series C Preferred Stock are fungible for U.S. federal income tax purposes with the Series C Preferred Stock authorized hereby. Shares of Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.

3.             Definitions. As used herein with respect to the Series C Preferred Stock:

(a)            “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(b)            “Board” shall mean the Board of Directors of the Corporation.

(c)            “Bylaws” means the Bylaws of the Corporation, effective as of May 7, 2024, as the same may be amended or restated from time to time.

(d)            “Certificate of Designations” has the meaning specified in the preamble.

(e)            “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(f)             “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to the Series C Preferred Stock as to the distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

(g)            “Liquidation Preference” has the meaning specified in Section 6(b).

(h)            “Parity Stock” means the Series A Preferred Stock, Series B Preferred Stock and any other class or series of the Corporation’s stock that ranks equally with the Series C Preferred Stock in the distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

(i)             “Series A Preferred Stock” means the Corporation’s 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A.

(j)             “Series B Preferred Stock” means the Corporation’s 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B.

4.             Ranking. With respect to the distribution of assets upon the liquidation, dissolution or winding-up of the Corporation, the Series C Preferred Stock will rank in right of payment: (a) senior to any Junior Stock; and (b) equally with any Parity Stock that the Corporation may issue (except for any senior series that may be issued with the requisite vote or consent of the holders of at least 66 2/3% of the shares of the Series C Preferred Stock at the time outstanding and entitled to vote) with respect to any distribution of assets upon the Corporation’s liquidation, dissolution or winding-up.

5.             Dividends. Dividends on the Series C Preferred Stock will not be mandatory. Holders of shares of Series C Preferred Stock shall be entitled to receive such dividends and other distributions (payable in cash or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

If any dividends (payable in cash, property, stock or otherwise) are determined by the Board (or a duly authorized committee of the Board) to be declared and paid on the Common Stock or any other shares of Junior Stock from time to time out of any funds legally available for such payment, the Series C Preferred Stock shall be entitled to participate in any such dividend.

Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment if the Corporation fails to comply, or if such act would cause the Corporation to fail to comply, with applicable laws, rules and regulations.

6.             Liquidation Rights.

(a)            Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series C Preferred Stock and any Parity Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders of the Corporation, after satisfaction of liabilities to creditors of the Corporation and any required distributions to holders of stock, if any, that ranks senior to the Series C Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of Common Stock and any other Junior Stock, a liquidating distribution equal to the stated amount of $1,000 per share plus declared but unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock shall not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b)            Partial Payment. If in any distribution described in Section 6(a) above the assets of the Corporation are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series C Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series C Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Series C Preferred Stock or Parity Stock shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued cumulative dividends, whether or not declared, as applicable).

(c)            Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series C Preferred Stock and any Parity Stock, the holders of Junior Stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)            Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding-up of the Corporation.

7.             Redemption. The Series C Preferred Stock is perpetual and has no maturity date. The Corporation may, at its option, redeem all, or a portion of, the shares of Series C Preferred Stock then outstanding, at any time, at a redemption price equal to the stated amount of $1,000 per share of Series C Preferred Stock. Upon such redemption, (a) all shares so called for redemption shall no longer be deemed outstanding and (b) all rights with respect to such shares shall forthwith on the date of such redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Holders of the shares of Series C Preferred Stock will have no right to require the redemption or repurchase of the shares of Series C Preferred Stock. No redemption of the shares of Series C Preferred Stock will be consummated unless the full dividend has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Parity Stock for the latest completed dividend period for such shares of Parity Stock.

8.             Voting Rights. The holders of Series C Preferred Stock shall not have any voting rights except as otherwise from time to time required by law.

9.             Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation, in the Bylaws or by applicable law.

10.           Conversion Rights. The Series C Preferred Stock shall not be convertible into, or exchangeable for, shares of Common Stock or any other class or series of stock or other securities of the Corporation.

11.           No Preemptive Rights. No share of Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

12.           Other Rights. The shares of Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

13.           Certificates. The Corporation may, at its option, issue shares of Series C Preferred Stock without certificates.

EXHIBIT B

Bylaws

[Attached.]

BYLAWS

OF

AMERICAN NATIONAL GROUP INC.

(a Delaware Corporation)

(hereinafter referred to as the “Corporation”)

ARTICLE I

MEETING OF Stockholders; STOCKHOLDERS’ CONSENT IN LIEU OF MEETING

SECTION 1.01. Annual Meeting. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders’ annual meeting are taken by written consent in lieu of a meeting pursuant to Section 1.03 of these Bylaws.

SECTION 1.02. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation or a stockholder or stockholders holding of record at least a majority of the shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”) issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 1.03. Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.

SECTION 1.04. Quorum and Adjournment. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall be requisite for and shall constitute a quorum for the transaction of business at all meetings of stockholders. If, however, such a quorum shall not be present in person or represented by proxy at any meeting of stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting.

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SECTION 1.05. Majority Vote Required. When a quorum is present at any meeting of stockholders, the affirmative vote of the majority of the aggregate voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall constitute the act of the stockholders, unless by express provision of law, the Certificate of Incorporation of the Corporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.

SECTION 1.06. Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed, as provided in Section 6.07 of these Bylaws, for the determination of stockholders entitled to vote at such meeting. No election of directors need be by written ballot.

ARTICLE II

Board of Directors

SECTION 2.01. General Powers. The management of the affairs of the Corporation shall be vested in the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific circumstance.

SECTION 2.02. Number and Term of Office. The number of directors which shall constitute the whole Board of Directors shall consist of one to ten individuals, the exact number of directors to be determined from time to time by the stockholders of the Corporation. The term “whole Board of Directors” is used herein to refer to the total number of directors which the Corporation would have if there were no vacancies. Directors need not be stockholders. No director is required to be an officer or employee of the Corporation or a resident of the State of Delaware. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.

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SECTION 2.03. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares of stock then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 1.03 of these Bylaws.

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by (a) a majority of the directors then in office, although less than a quorum, (b) a sole remaining director or (c) written consent of the stockholders pursuant to Section 1.03 of these Bylaws.

SECTION 2.04. Chairman of the Board of Directors. If there shall be a Chairman of the Board of Directors, he or she shall preside at meetings of the Board of Directors and of the stockholders at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board of Directors may from time to time determine. Except as otherwise provided by resolution of the Board of Directors he or she shall be ex officio a member of all committees of the Board of Directors.

SECTION 2.05. Meetings. (a)  Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.06 of these Bylaws.

(b)  Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors, the Chairman of the Board of Directors or the President shall from time to time determine.

(c)  Notice of Meetings. The Secretary of the Corporation shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

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(d)  Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e)  Quorum and Manner of Acting. One third of the total number of directors then in office (but not less than one) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)  Organization. At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)  the Chairman of the Board of Directors;

(ii)  the President (if the President shall be a member of the Board of Directors at such time); and

(iii)  any director chosen by a majority of the directors present.

The Secretary of the Corporation or, in the case of his or her absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation is present) whom the Chairman of the Board of Directors shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.06. Directors’ Consent in Lieu of Meeting. Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or the proceedings of the Board of Directors or committee.

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SECTION 2.07. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Committees of the Board

SECTION 3.01. The Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may establish one or more other committees, including an executive committee, each committee to consist of one or more persons, who need not be directors, appointed by the Board of Directors. Each such committee shall have the authority and duties delegated to it by the Board of Directors, subject to any limitations set forth in any then-established committee such as an executive committee. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall fix its own rules governing the conduct of its activities except as the Board of Directors may require or restrict or to the extent required or restricted by the terms of any then-established committee such as an executive committee.

ARTICLE IV

Officers

SECTION 4.01. Executive Officers. The executive officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer and may include a Chairman of the Board of Directors, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Chief Financial Officers. The Board of Directors may also elect or appoint such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices may be held by the same person.

SECTION 4.02. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board of Directors.

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SECTION 4.03. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors. The Chairman of the Board of Directors, if any, shall be elected or appointed from among the members of the Board of Directors. Each officer shall hold office until his or her successor has been elected or appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided. The Board of Directors may require any officer to give security for the faithful performance of his or her duties.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

SECTION 4.04. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless reelected or reappointed by the Board of Directors.

SECTION 4.05. The President. The President shall be the Chief Executive Officer of the Corporation and, unless the Chairman of the Board of Directors is present or the Board of Directors has provided otherwise by resolution, he or she shall preside at all meetings of the Board of Directors and the stockholders at which he or she is present except, in the case of a meeting of the Board of Directors, if the President is not a member of the Board of Directors at such time. He or she shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors and the Executive Committee, if any, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.

SECTION 4.06. Vice Presidents. The Vice President of the Corporation, if any, or if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

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SECTION 4.07. The Secretary. The Secretary of the Corporation shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall perform such duties. He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Chief Financial Officer or an Assistant Secretary or Assistant Chief Financial Officer. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties as from time to time may be assigned to him or her by the Chairman of the Board of Directors, the President or the Board of Directors.

SECTION 4.08. Assistant Secretaries. The Assistant Secretary of the Corporation, if any, or if there be more than one, the Assistant Secretaries in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary of the Corporation, perform the duties and exercise the powers of the Secretary of the Corporation and shall perform such other duties as the Board of Directors or the Secretary of the Corporation shall prescribe.

SECTION 4.09. The Chief Financial Officer. The Chief Financial Officer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

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SECTION 4.10. Assistant Chief Financial Officers. The Assistant Chief Financial Officer of the Corporation, if any, or if there be more than one, the Assistant Chief Financial Officers in the order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Chief Financial Officer perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties as the Board of Directors or the Chief Financial Officer shall prescribe.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, etc.

SECTION 5.01. Execution of Documents. The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 5.02. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Chief Financial Officer or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors shall select.

SECTION 5.03. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

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ARTICLE VI

CAPITAL STOCK

SECTION 6.01. Certificates for Shares of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him or her in the stock of the Corporation, which shall otherwise be in such form as shall be prescribed by the Board of Directors. Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the Corporation by the Chairman of the Board of Directors, the President or a Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation.

SECTION 6.02. Record. A record (herein called the “Stock Record”) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares of stock represented by each certificate for stock of the Corporation issued, the number of shares of stock represented by each such certificate, the date thereof and, in the case of cancelation, the date of cancelation. Except as otherwise expressly required by law, the person, firm or corporation in whose name shares of stock stand on the Stock Record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 6.03. Registration of Stock. Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares of stock properly endorsed or accompanied by a stock power duly executed.

SECTION 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her post office address, if any, as the same appears on the stock record books of the Corporation or at his or her last known post office address.

SECTION 6.05. Lost, Destroyed and Mutilated Certificates. The Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

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SECTION 6.06. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Fiscal Year

SECTION 7.01. The fiscal year of the Corporation shall end on the 31st day of December in each year unless changed by resolution of the Board of Directors.

ARTICLE VIII

Indemnification and Insurance

SECTION 8.01. Indemnification. (a)  (i) Any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Corporation or any corporation which consolidates or merges with or into the Corporation and which if its separate existence had continued would have had power and authority to indemnify such person (a “Predecessor”), shall be indemnified by the Corporation and (ii) any person made, or threatened to be made, a party to such an action, suit or proceeding, by reason of the fact that he or she, his or her testator or his or her intestate is or was serving as a director, officer, employee or agent at the request of the Corporation, of any other corporation or any partnership, joint venture, trust or other enterprise (an “Affiliate”), may, at the discretion of the Board of Directors, be indemnified by the Corporation, in each case, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal therein; provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, or with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except, in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his or her duties, unless a court of competent jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

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(b)  Without limitation of any right conferred by paragraph (a) of this Section 8.01, (i) any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or his or her intestate is or was a director, officer, employee or agent of the Corporation or a Predecessor and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of, or relating to the Corporation or a Predecessor, shall be indemnified by the Corporation, and (ii) any person made, or threatened to be made, a party to such an action, suit or proceeding, by reason of the fact that he or she, his or her testator or his or her intestate is or was serving as a director, officer, employee or agent at the request of the Corporation or an Affiliate, and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of, or relating to such Affiliate, may, at the discretion of the Board of Directors, be indemnified by the Corporation, in each case, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal therein; provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, or with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his or her duties, unless a court of competent jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

The rights to indemnification and to the advance of expenses conferred in this Section 8.01 shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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SECTION 8.02. Insurance for Indemnification. The Corporation may purchase and maintain insurance for the indemnification of the Corporation and the directors, officers, employees and agents of the Corporation to the full extent and in the manner permitted by the applicable laws of the United States and the State of Delaware from time to time in effect.

ARTICLE IX

Waiver of Notice

SECTION 9.01. Whenever any notice is required to be given by these Bylaws or the Certificate of Incorporation of the Corporation or the General Corporation Law of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

Amendments

SECTION 10.01. Any Bylaw (including these Bylaws) may be adopted, amended or repealed by the Board of Directors or by the stockholders in any manner not inconsistent with the terms of any preferred stock of the Corporation then-outstanding, the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation.